                                                                  Exhibit 10.1

                                PROXY AGREEMENT

     PROXY AGREEMENT, dated as of February 12, 1996 (this "Agreement"), among COPLEY PROPERTIES, INC., a Delaware corporation operating as a real estate investment trust ("Copley"), and each other person and entity listed on the signature pages hereof (each, a "Stockholder").

     WHEREAS, as of the date hereof each Stockholder owns (either beneficially or of record) the number of shares of beneficial interest, par value $1.00 per share ("EastGroup Stock"), of EastGroup Properties, a Maryland real estate investment trust ("EastGroup"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares and any shares hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

     WHEREAS, Copley and EastGroup propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of Copley with and into EastGroup (the "Merger"); and

     WHEREAS, as a condition to the willingness of Copley to enter into the Merger Agreement, Copley has requested that each Stockholder agree, and, in order to induce Copley to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to grant Copley irrevocable proxies to vote such Stockholder's Shares;

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:


                                   ARTICLE I

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder, severally and not jointly, hereby represents and warrants to Copley as follows:

     SECTION 1.01.  Due Authority.  (a) Such Stockholder has full power and
                    -------------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Copley, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law).

     (b) There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (c) If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.


     SECTION 1.02.  No Conflict; Consents.  (a) The execution and delivery of
                    ---------------------
this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which such Stockholder's Shares are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of such Stockholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or such Stockholder's Shares are bound or affected.

     (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of his or her obligations under this Agreement in any material respect.

     SECTION 1.03.  Title to Shares.  Such Stockholder is the record or
                    ---------------
beneficial owner of his or her Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement.

     SECTION 1.04.  No Encumbrances.  Such Stockholder's Shares and the
                    ---------------
certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever except for any such encumbrances or proxies arising hereunder.

     SECTION 1.05.  Acknowledgment of Reliance.  Such Stockholder understands
                    --------------------------
and acknowledges that Copley is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.


                                   ARTICLE II

                         TRANSFER AND VOTING OF SHARES

     SECTION 2.01.  Transfer of Shares.  During the Proxy Term (as defined
                    ------------------
below), and except as otherwise provided herein, each Stockholder shall not (a) sell, transfer, pledge, encumber, assign or otherwise dispose of any of such Stockholder's Shares, (b) deposit such Stockholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, encumbrance, assignment or other disposition of any EastGroup Stock; provided, however, that notwithstanding the foregoing a Stockholder may transfer his or her Shares in connection with the cashless exercise of an option to acquire EastGroup Stock.

     SECTION 2.02.  Voting of Shares; Further Assurances.  (a) Each Stockholder,
                    ------------------------------------
by this Agreement, with respect to those Shares that such Stockholder owns of record, does hereby constitute and appoint Copley, or any nominee of Copley, with full power of substitution, during and for the Proxy Term, as such Stockholder's true and lawful attorney and irrevocable proxy, for and in such Stockholder's name, place and stead, to vote each of such Shares as such Stockholder's proxy, at every annual, special or adjourned meeting of the stockholders of EastGroup (including the right to sign such Stockholder's name (as stockholder) to any consent, certificate or other document relating to EastGroup that the law of the State of Maryland may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of EastGroup under the Merger Agreement or which could result in any of the conditions of EastGroup's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Shares. Each Stockholder further agrees to cause the Shares owned by such Stockholder beneficially to be voted in accordance with the foregoing.

     (b) For the purposes of this Agreement, "Proxy Term" shall mean the period from the execution of this Agreement until the termination of the Merger Agreement.

     (c) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Copley the power to carry out the provisions of this Agreement.

     SECTION 2.03.  Certain Events.  Each Stockholder agrees that this Agreement
                    --------------
and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.


                                  ARTICLE III

                               GENERAL PROVISIONS

     SECTION 3.01.  Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 3.02.  Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 3.03.  Amendments.  This Agreement may not be modified, amended,
                    ----------
altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that Exhibit A hereto may be
                                          --------
supplemented by Copley by adding the name and other relevant information concerning any stockholder of EastGroup who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

     SECTION 3.04.  Assignment.  This Agreement shall not be assigned by
                    ----------
operation of law or otherwise.

     SECTION 3.05.  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 3.06.  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 3.07.  Governing Law.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Maryland without regard to its rules of conflict of laws.

     SECTION 3.08.  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    COPLEY PROPERTIES, INC.


                                    By: /s/ Mary L. Lentz
                                        ---------------------------------------
                                        Name:  Mary L. Lentz
                                        Title:  Chief Operating Officer



                                    /s/ Leland R. Speed
                                    --------------------------------------------
                                    Leland R. Speed



                                    /s/ Bessie S. Speed
                                    --------------------------------------------
                                    Bessie S. Speed



                                    /s/ Forrest W. Speed
                                    --------------------------------------------
                                    Forrest W. Speed



                                    /s/ Warren L. Speed
                                    -------------------------------------------
                                    Warren L. Speed



                                    /s/ Stewart R. Speed
                                    --------------------------------------------
                                    Stewart R. Speed



                                    /s/ David H. Hoster II
                                    --------------------------------------------
                                    David H. Hoster II

                                    /s/ Margaret D. Hoster
                                    --------------------------------------------
                                    Margaret D. Hoster



                                    /s/ Margaret D. Hoster, custodian
                                    --------------------------------------------
                                    Margaret D. Hoster, as custodian for
                                    Aleathia M. Hoster and Elizabeth B. Hoster



                                    /s/ N. Keith McKey
                                    --------------------------------------------
                                    N. Keith McKey



                                    /s/ N. Keith McKey, custodian
                                    --------------------------------------------
                                    N. Keith McKey, as custodian for his minor
                                    children

                                   EXHIBIT A
                                   ---------


                                              Number of Shares of
Name and Address                              EastGroup Stock Owned
of Stockholder                                  by Stockholder/1/
----------------                              ---------------------
Leland R. Speed                                       89,421

Bessie S. Speed                                       14,592

Forrest W. Speed                                      23,355

Warren L. Speed                                       11,142

Stewart R. Speed                                      29,905

David H. Hoster II                                    21,658

David H. Hoster II and                                 2,150
Margaret D. Hoster, JTWROS

Margaret D. Hoster                                     1,620

Margaret D. Hoster, as custodian for                   1,500
Aleathia M. Hoster and Elizabeth B. Hoster

N. Keith McKey                                         8,633

N. Keith McKey, as custodian for his                   1,035
minor children


---------------------
     /1/ Indicates beneficial and, unless otherwise indicated, record ownership.